Exhibit 10.13
AMENDMENT NO.2 TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO.2 (this “Amendment”) to the Amended and Restated Employment Agreement by and between James C. Foster (the “Executive”) and Charles River Laboratories International, Inc., a Delaware corporation (the “Company” and, hereinafter collectively referred to as “parties”), dated as of May 18, 2021, as amended by Amendment No. 1 to the Employment Agreement, dated May 20, 2025 (collectively, the “Employment Agreement”), is entered into by and between the Company and Executive as of January 6, 2026. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Employment Agreement.

WITNESSETH:

WHEREAS, the Executive currently serves as the Chairman, President and Chief Executive Officer of the Company pursuant to the terms of the Employment Agreement; and

WHEREAS, as part of the Company’s leadership transition plan, the Executive and the Company have agreed that the Executive will retire his employment and resign from the roles of Chief Executive Officer and President effective as of May 5, 2026.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AMENDMENT TO THE EMPLOYMENT AGREEMENT.

Section 1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

Term. The employment term (the “Employment Term”) of Executive’s employment under this Agreement shall be for the period commencing on May 18, 2021 (the “Effective Date”) and ending on May 5, 2026 (the “Retirement Date”), subject to earlier termination pursuant to Section 7 hereof. It is expected that Executive will continue to perform all of the Executive’s duties and responsibilities for the Company from the Effective Date through the Retirement Date. The termination of Executive’s employment on the Retirement Date shall be considered an Expiration of the Term Upon Non-Renewal under Section 7(e) hereof and any required notice period shall be deemed satisfied or waived.

RATIFICATION AS AMENDED. Except as amended by this Amendment, the terms and conditions of the Employment Agreement are confirmed, approved and ratified, and the Employment Agreement, as amended by this Amendment, shall continue in full force and effect. Any reference to the Agreement in the Employment Agreement shall mean the Employment Agreement as amended by this Amendment.

COUNTERPARTS. This Amendment may be executed simultaneously in two or more counterparts (including by electronic signature and PDF), each of which shall in such event be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Employment Agreement to be executed as of the day and year first above written.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

By: /s/ Matthew L. Daniel
Name:     Matthew L. Daniel
Title:      Corporate Senior Vice President,
General Counsel, Corporate Secretary & Chief Compliance Officer
DULY AUTHORIZED BY AN AFFIRMATIVE VOTE OF A MAJORITY OF THE INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS

EXECUTIVE

By: /s/ James C. Foster
Name: James C. Foster